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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [ ]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                          HARKEN ENERGY CORPORATION
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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                          HARKEN ENERGY CORPORATION
                    5605 N. MacArthur Boulevard, Suite 400
                             Irving, Texas 75038


May 12, 1997



Dear Stockholder:

        You recently received a copy of the Proxy Statement, dated April 25, 1997, of Harken Energy Corporation for the Annual Meeting of Stockholders to be held on June 9, 1997. In connection with the final preparation, printing, and mailing of the Proxy Statement, Ryback Management Corporation was not included in the table regarding security ownership on Page 11 of the Proxy Statement.

        Enclosed is a corrected page for inclusion in your copy of the Proxy Statement. In the event that you have already returned your Proxy Card and wish to change your vote as a result of this correction, please contact the undersigned at (972) 753-6900 or by fax at (972) 753-6942 and you will be provided with another Proxy Card. Proxy Cards will also be available at the Annual Meeting.




                                                Sincerely,



                                                Gregory S. Porter
                                                Vice President - Legal and
                                                Assistant Secretary

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                          OWNERSHIP OF COMMON STOCK

Security Ownership of Certain Beneficial Owners

        The following table sets forth information regarding each person who is known by Harken to beneficially own five percent (5%) or more of the outstanding shares of Common Stock as of April 23, 1997. Unless otherwise indicated, such persons have sole voting and investment power with respect to such shares and all such shares are owned beneficially and of record by the person indicated.


                                           AMOUNT OF BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER           OWNERSHIP           PERCENT OF CLASS
--------------------------------------    ---------------------   ------------------
Ryback Management Corporation                 9,555,400 (1)            9.18%
7711 Carondelet Ave.
Box 16900
St. Louis, Missouri 63105

Aeneas Venture Corporation                    7,120,823 (2)            6.84%
Harvard Master Trust
Harvard-Yenching Institute
c/o Harvard Management Company, Inc.
600 Atlantic Ave., 26th Floor
Boston, Massachusetts 02210-2203

Abdullah Taha Bakhsh                          6,735,364 (3)            6.47%
c/o Traco International, N.V.
P. O. Box 459
Jeddah, Saudi Arabia

--------------------


(1) Includes 6,104,400 shares of Common Stock held by the Lindner Dividend Fund and 3,451,000 shares of Common Stock managed by Ryback Management Corporation. The basis for this information is an amendment to Schedule 13G filed with the Securities and Exchange Commission (the
        "Commission") on April 25, 1997 by Ryback Management Corporation.

(2) All shares of Common Stock beneficially owned by Aeneas Venture Corporation ("Aeneas"), Harvard Master Trust and Harvard-Yenching Institute have been aggregated together as such entities may be considered a group for purposes of Rule 13d-5 promulgated under the Securities and Exchange Act of 1934. Such amount also includes 25,000 shares of Common Stock issuable upon the exercise of options at an exercise price of $5.625 per share, which options were transferred to Aeneas from Michael R. Eisenson, a director of Harken, effective April 1, 1991. Aeneas is a wholly-owned subsidiary of the President and Fellows of Harvard College ("Harvard") which assists in the management of the Harvard University endowment fund. Michael Eisenson is the President and Chief Executive officer of Harvard Private Capital Group, Inc. ("HPC") which is a wholly-owned subsidiary of Harvard Management Company, Inc. ("HMC") and the investment advisor for Aeneas. Although Mr. Eisenson has primary investment responsibility for the Aeneas shares, he possesses neither sole investment nor sole voting power over the shares. Instead, Mr. Eisenson shares such authority with Jack Meyer, President and Chief Executive Officer of HMC. Investment and voting power over the Harvard Master Trust and Harvard-Yenching Institute shares is shared by Jane Mendillo, Jack Meyer and Verne Sedlacek. The basis for certain of this information is Amendment 11 to
        Schedule 13D filed with the Commission on January 17, 1997 by Aeneas, Harvard Master Trust and Harvard-Yenching Institute.

(3) Includes shares of Common Stock owned of record by Traco International, NV ("Traco") and Atherstone Corporation NV ("Atherstone"). Traco is wholly-owned by Mr. Bakhsh, and Atherstone is indirectly owned by Mr. Bakhsh. The basis for certain of this information is Amendment 8 to
        Schedule 13D filed with the Commission on August 7, 1992 by Abdullah Taha Bakhsh.



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